Exhibit 23.3

SFAI MALAYSIA PLT 202206000021 (LLP0031758-LCA) & AF 002216 Chartered Accountants Block C2-G, Ground Floor, Setiawalk, Persiaran Wawasan, 47160 Puchong, Selangor, Malaysia. Tel: 603 – 7802 9000

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated March 30, 2026 in the Registration Statement – business combination on Form S-4 (Registration No. 333-296815), under the Securities Act of 1933, as amended, with respect to the consolidated balance sheets of Bio Green Med Solution, Inc. and its subsidiaries (collectively the “Company”) as of December 31, 2025 and 2024 and the related consolidated statements of operations (loss) and other comprehensive loss, stockholders’ equity, and cash flows for the years ended December 31, 2025 and 2024 and the related notes included herein.

We also consent to the references to us under the headings “Experts” in such Registration Statements.

/s/ SFAI MALAYSIA PLT

(PCAOB No. 7167)

Malaysia

August 21, 2026